Exhibit 99.1

Reports Diluted Earnings per Share from Continuing Operations of $0.31 for the Fourth Quarter of 2021

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., Jan. 27, 2022 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today reported net income of $7.7 million for the quarter ended December 31, 2021, compared to $3.9 million for the quarter ended September 30, 2021. Earnings per share for the three months ended December 31, 2021 were $0.31 on a basic and diluted basis, compared to $0.16 basic and diluted for the three months ended September 30, 2021.

Earnings for the twelve months ended December 31, 2021 were $31.2 million compared to $23.3 million for the twelve months ended December 31, 2020, an increase of 34.2%. Earnings per share for the twelve months ended December 31, 2021 were $1.28 basic and $1.27 diluted, compared to $0.96 basic and diluted for the twelve months ended December 31, 2020.

As disclosed in the third quarter, Primis Bank entered into an agreement with Southern Trust Mortgage ("STM"), whereby STM agreed to purchase all of the Bank's common membership interests and a portion of the Bank's preferred interests in STM for a combination of cash and a promissory note. The transaction closed in the fourth quarter of 2021. After closing, STM continues to be a borrower of the Bank, but the Bank is no longer a minority owner of STM. As previously disclosed, the Company recorded a pre-tax charge of approximately $2.9 million related to the transaction in the third quarter of 2021 and the historical investment in STM will be presented as a discontinued operation in prior period financial information.

In the fourth quarter, Primis Bank successfully launched its new digital bank offering to friends and family of the Bank. The platform includes an all-new mobile banking application that provides for a quick and seamless account opening process all from within the app. Final build out of the digital banking feature set is in testing and the Bank anticipates a full launch to the public in March.

Also in the fourth quarter, Primis Bank launched its new V1BE service – the first mobile application for on-demand ordering of branch services delivered straight to the customer. Services provided include cash deposits and withdrawals, change orders, cashier checks, and instant issue of replacement debit cards. The Bank has been testing the service on a limited basis in the Richmond market since the fall. Customer feedback has been consistently positive with the heaviest users of the service reducing their utilization of branch services by 49% on average. Based on the positive results in Richmond, the Bank is currently expanding availability of the service to Northern Virginia. With V1BE, Primis is able to support any market and grow customer relationships without the need for a large branch presence.

The Board of Directors also announced and declared a dividend of $0.10 per share payable on February 25, 2022 to shareholders of record on February 11, 2022. This is Primis' forty-first consecutive quarterly dividend.

Highlights for the three months ended December 31, 2021

  Net income from continuing operations totaled $7.7 million, or $0.31 per basic and diluted share, compared to $6.2 million, or $0.25 per basic and diluted share in the third quarter of 2021.
  Total assets at the end of the fourth quarter of 2021 were $3.40 billion, an increase of 10.2% versus the year ago period.
  Gross loans, excluding PPP balances, grew an annualized 16% during the fourth quarter of 2021. Total loans, excluding PPP balances, ended the year at $2.26 billion, an increase of $211 million or 10.3% from their lows at June 30, 2021.
  Total deposits were $2.76 billion at December 31, 2021, an increase of 13.6% compared to the same period in 2020.
  Non-time deposits increased to $2.40 billion at December 31, 2021, an increase of $1.1 billion over the past two years for a compounded annual growth rate of 33.8%.
  Non-interest bearing demand deposits increased to $530 million or 19.2% of total deposits while time deposits decreased to 13.0% of total deposits at December 31, 2021.
  Cost of deposits declined to 0.39% for the fourth quarter of 2021 compared to 0.45% for the third quarter of 2021 and 0.71% for the fourth quarter of 2020.
  Pre-tax pre-provision earnings from continuing operations(1) and pre-tax pre-provision operating earnings from continuing operations(1) were $8.5 million and $7.9 million, respectively, for the fourth quarter of 2021, versus $8.5 million and $8.5 million, respectively, for the third quarter of 2021.
  Return on average assets from continuing operations totaled 0.88% for the quarter ended December 31, 2021 versus 0.72% for the quarter ended September 30, 2021.
  Operating return on average assets from continuing operations (1) totaled 0.83% for the quarter ended December 31, 2021 versus 0.72% for the quarter ended September 30, 2021.
  Pre-tax, pre-provision return on average assets from continuing operations(1) and pre-tax, pre-provision operating return on average assets from continuing operations (1) totaled 0.91% for the fourth quarter of 2021, compared to 0.98% for the third quarter of 2021.
  Recovery of credit losses were $1.3 million for the fourth quarter of 2021 versus provision for credit losses of $1.1 million for the third quarter of 2021.
  Allowance for credit losses to total loans (excluding PPP balances) were 1.29% at December 31, 2021 versus 1.40% at September 30, 2021 and 1.71% at December 31, 2020.
  Book value per share of $16.76 and tangible book value per share(1) was $12.43 at December 31, 2021, representing an increase of $0.73 and $0.83, respectively, from December 31, 2020 and after $0.40 in dividends paid over the last twelve months.
  Panacea loan growth of $29.9 million in the fourth quarter.
  Officially launched our new Life Premium Finance Division.
  Initial Friends and Family launch of Primis' new digital bank offering.
  Successfully launched and tested the new V1BE fulfillment service.

Dennis J. Zember, Jr., President and Chief Executive Officer of the Company commented, "Our efforts for a couple years now have been centered on building momentum in certain strategies that can grow both sides of our balance sheet with a noticeable bent towards quality customers and asset classes. Our current position with our core lending teams and our lines of business give us substantial confidence in future growth of earning assets. Our digital bank and its unique offerings will augment the deposit side of our balance sheet and the combination of these strategies should produce industry-oriented spreads with faster growth rates. Ending the year with two quarters of outsized growth in loans and a successful "friends and family" launch of the digital bank gives us confidence that our vision is taking shape and close to producing the results we expected."

Net Interest Income

Net interest income increased 4.5% to $24.2 million for the three months ended December 31, 2021 from $23.2 million for the three months ended September 30, 2021. The Company's reported net interest margin for the fourth quarter was 3.00% compared to 2.87% in the third quarter of 2021. Net PPP fee income recognized was $2.2 million for the three months ended December 31, 2021 versus $2.7 million for the prior quarter. Excluding net PPP fees, net interest income was $22.0 million for the fourth quarter of 2021 versus $20.5 million in the third quarter of 2021, an increase of 7.0%. Net interest margin excluding the effects of PPP loans(1) was 2.79% in the fourth quarter of 2021, up 13 basis points from 2.66% linked-quarter. Net interest margin, excluding the effects of PPP loans, continues to be negatively impacted by unusually high cash balances at the Bank. Average balances of cash and equivalents were $619.3 million in the fourth quarter of 2021, down from $675.6 million in the third quarter of 2021.

Yield on loans for the fourth quarter of 2021 was 4.57% compared to 4.53% in the third quarter of 2021. Excluding the effect of PPP loans, yield on loans was 4.33%(1) in the fourth quarter of 2021 compared to 4.35% in the third quarter of 2021. Efforts to improve the momentum on loan production and core loan growth has resulted in better results with very little impact to overall loan yields. Management believes it can continue to achieve its robust loan growth goals without substantial dilution to overall portfolio yields and without subjecting the Company to increased interest rate risk.

The Company's efforts on deposit sales and growth continue to focus on growth in lower cost deposit types. Management has continued to adjust deposit rates lower throughout the current interest rate environment and believes some small additional savings can be achieved. Management believes additional savings can be achieved in the overall cost of funds but wants to remain marginally ahead of its peers and continue driving outsized increases in total deposits, believing that the momentum on loan growth and lending strategies will use the liquidity in short order.

Noninterest Income

During the three months ended December 31, 2021, Primis had noninterest income of $3.33 million, compared to $2.69 million for the three months ended September 30, 2021. Excluding a gain on debt extinguishment of $573 thousand, non-interest income for the fourth quarter would have been $2.76 million. For the year-to-date period, the Company recorded total noninterest income of $11.1 million or $10.6 million excluding the gain on debt extinguishment. Noninterest income no longer includes the contribution of Southern Trust Mortgage which is included in discontinued operations. Inclusive of the loss on disposition, noninterest income contribution from STM would have been $0.3 million in 2021 versus $10.8 million in 2020.

Addressing the decision to exit the minority investment in STM, Mr. Zember said, "It is very important for our Company to have a more material presence in the residential mortgage market and to capitalize on the Company's in-house knowledge and expertise in this industry. The STM relationship has been fruitful but, long-term, the scalability and profit contribution as a minority shareholder was not sufficient to drive us meaningfully toward our goals on ROA or compel us to invest as heavily in teams and new markets as we wished. We expect to find a wholly-owned solution shortly and believe that as little as $1 billion in mortgage production would be sufficient to add between 20 and 25 basis points to our ROA and over 200 basis points to our ROTCE."

Service charges on deposit accounts stayed mostly flat each quarter of 2021 at approximately $1.8 million while deposit balances continued to increase. The Company's current banking offerings have noticeably lower fee schedules relative to our peers that recognize the industry's current trends and posture on fees. These early decisions by the Bank should position the Company to have the outsized growth in core deposits and transaction accounts that management believes will be necessary to fund expected growth in loans in the future.

Noninterest Expense

Noninterest expense was $18.9 million for the three months ended December 31, 2021, compared to $16.9 million for the three months ended September 30, 2021. Included in noninterest expense is unfunded commitment reserve recovery in the fourth quarter of 2021 of $152 thousand and $470 thousand in the third quarter of 2021. Excluding these items, noninterest expense for the three months ended December 31, 2021 was $19.1 million, an increase of $1.7 million from the third quarter of 2021.

Noninterest expense was up in the quarter largely due to increased employee compensation and benefits, professional fees and other expenses. Employee compensation and benefits increased $495 thousand linked-quarter partially due to higher staffing levels across the bank, including our Panacea and Life Premium Finance Divisions. Also included in this increase was $273 thousand in signing bonuses for new hires at Panacea and Life Premium Finance. Professional fees increased $475 thousand linked-quarter and included approximately $200 thousand in expenses related to the V1BE service described above. Increased consulting fees and increased legal expenses each contributed $90 thousand to the increase in professional fees for the quarter, largely related to the STM transaction and build out of the Life Premium Finance Division. Total professional fees included $241 thousand in recruiter fees for management and Life Premium Finance hires in the fourth quarter. Excluding unfunded commitment reserve recoveries, other expenses increased $764 thousand in the fourth quarter. The largest contributor to this increase was an increase of $486 thousand in marketing and advertising expense related to general promotional activities as well as marketing tied to the new V1BE service.

As the Company progresses into 2022, management believes there will be much less build in leadership roles and administration leading to a lower level of recruiter payments and signing bonuses as experienced in the fourth quarter of 2021. In addition, now that the V1BE service and Life Premium Finance Division are launched, legal expenses and excess marketing-related expenses should moderate from fourth quarter levels. On a combined basis, direct expenses attributed to Panacea, Life Premium Finance and V1BE should increase approximately $700 thousand per quarter in 2022 from fourth quarter 2021 levels. Primis will also have higher software amortization expense related to internally developed software and incur increased processing costs in 2022, both related to the build out of the digital bank in 2021 that entered service late in the year. These costs are expected to increase approximately $525 thousand per quarter in 2022 over fourth quarter 2021 levels.

The investments outlined above, particularly the capabilities associated with the new digital offering and new V1BE service, will allow Primis to consolidate branches in 2022 without a reduction in service levels to customers. The Company anticipates branch consolidation throughout 2022 and estimates $3.0 million of run-rate expense reductions as a result with approximately $1.5 million of expense reductions realized in 2022, excluding branch consolidation costs.

As discussed above, repositioning some existing positions, consolidating branch infrastructure and several other strategies are anticipated to offset some of the known increases in noninterest expense and hold the overall increase to a mid-single digits growth rate over 2021 levels, excluding branch consolidation costs, in 2022.

Loan Portfolio and Asset Quality

Loans outstanding increased to $2.34 billion at December 31, 2021, compared to $2.31 billion at September 30, 2021 and decreased from $2.44 billion at December 31, 2020. Excluding PPP loans, loans outstanding increased $89 million from September 30, 2021, a growth rate of 4.1% or approximately 16.3% annualized. An intense focus on building credit relationships, increased traction with new loan officers that joined early this year and increasing momentum from our Panacea Division and Life Premium Finance Division all contributed to growth this quarter. The Company believes these factors will continue to drive loan growth at mid-teens or higher rates through the end of 2022.

The Company ended the fourth quarter of 2021 with no loans on deferral down from $7.0 million of loans on deferral at September 30, 2021. Nonperforming assets, excluding portions guaranteed by the SBA, were 0.44% of total assets at December 31, 2021, compared to 0.47% of total assets at September 30, 2021. Loans rated substandard or doubtful decreased $4.9 million linked-quarter.

The allowance for credit losses was $29.1 million at December 31, 2021, down $1.3 million from $30.4 million at September 30, 2021 and down $7.2 million from $36.3 million at December 31, 2020. The Company recorded a recovery of credit loss expense of $1.3 million in the fourth quarter, primarily as a result of an improving economic outlook. As a percentage of loans, excluding PPP balances, the allowance declined to 1.29% at the end of the fourth quarter of 2021 versus 1.40% as of September 30, 2021. The Company recorded $18 thousand in net recoveries in the fourth quarter of 2021, or 0.0% of average loans, versus annualized net charge-offs as a percentage of average loans of 34 basis points in the prior quarter.

Lines of Business

The Company's efforts to develop or incubate new lines of business have started to produce early-stage results. Long –term the Bank believes these lines of business and the outsized growth associated with them are key to delivering higher levels of earnings per share growth than its peers or the industry as a whole.

Panacea finished the year with approximately $50.2 million in outstanding loans, the majority of which were originated in the second half of 2021. The division has successfully built a nationally-recognized brand and finished 2021 with a growing team of industry-leading commercial bankers experienced in providing financial services to the medical community across the United States. The Company believes that the momentum that the organization has built along with its brand, its partner associations and its experienced team leads will result in continued and substantial growth in 2022.

The Company launched a division in the fourth quarter of 2021 aimed at financing life insurance premiums for high net worth individuals across the nation. The Life Premium Finance Division originated and closed five loans in just 45 days of operation before the end of 2021 with committed balances totaling $69.4 million and outstanding balances, net of deferred fees, of $12.9 million at year-end. Outstanding balances on these loans grow over three to five years so the Company is expecting a sustainable growth rate in the division with each new loan originated. Notably, the Company's focus on technology and speed of underwriting and closing has brought the average time to close a loan for an agency or broker down to less than 30 days compared to the industry standard of 120 days or more.

Deposits

Total deposits decreased to $2.76 billion at December 31, 2021, compared to $2.81 billion at September 30, 2021 and $2.43 billion at December 31, 2020. The Company continues to aggressively pursue improvement in the funding mix with an emphasis on core deposits. During the quarter, time deposits declined by $14.4 million while core deposits (demand, NOW, money market and savings) decreased $29.5 million linked-quarter. The decrease in non-time deposits was driven by an approximately $125 million seasonal reduction in deposits tied to mortgage escrows. Absent this seasonal reduction, non-time deposits would have continued to show strong growth in the quarter. Time deposits represented approximately 13.0% of total deposits at December 31, 2021, down from 13.4% at September 30, 2021 and 20.1% at December 31, 2020.

Shareholders' Equity

Book value per share as of December 31, 2021 was $16.76, an increase of $0.13 since September 30, 2021 and $0.73 since December 31, 2020. Tangible book value per share(1) at the end of the fourth quarter of 2021 was $12.43, an increase of $0.15 since September 30, 2021 and $0.83 since December 31, 2020. Shareholder's equity was $411.9 million, or 12.1% of total assets, at December 31, 2021. Tangible common equity(1) at December 31, 2021 was $305.5 million, or 9.3% of tangible assets(1).

About Primis Financial Corp.

As of December 31, 2021, Primis had $3.40 billion in total assets, $2.34 billion in total loans and $2.76 billion in total deposits. Primis Bank, the Company's banking subsidiary, provides a range of financial services to individuals and small- and medium-sized businesses through forty full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	6830 Old Dominion Drive
Phone: (703) 893-7400	McLean, VA 22101

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Conference Call

The Company's management will host a conference call to discuss its fourth quarter results Friday, January 28, 2022 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://www.webcaster4.com/Webcast/Page/2742/44220. Participants may also call 1-888-346-2613 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available through February 4, 2022 by calling 1-877-344-7529 and providing Replay Access Code 6050089.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income from continuing operations adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings from continuing operations; operating return on average assets from continuing operations; pre-tax pre-provision operating return on average assets from continuing operations; operating return on average equity from continuing operations; operating return on average tangible equity from continuing operations; operating efficiency ratio from continuing operations; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and net interest margin excluding PPP loans are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the effects of the COVID-19 pandemic and related variants on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital bank and V1BE fulfillment service; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for credit losses resulting from the economic impact of the COVID-19 pandemic; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2020, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 4Q 2021 vs.				For Twelve Months Ended:		Variance

Selected Performance Ratios:	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021		4Q 2020		4Q 2021	4Q 2020	YTD
Return on average assets from continuing operations	0.88%	0.72%	1.05%	1.06%	0.91%	17	bps	(2)	bps	0.92%	0.50%	42	bps
Operating return on average assets from continuing operations(1)	0.83%	0.72%	1.05%	1.08%	0.58%	11		26		0.92%	0.56%	36
Pre-tax pre-provision operating return on average assets from continuing operations(1)	0.91%	0.98%	0.86%	1.30%	1.23%	(7)		(32)		1.00%	1.37%	(37)
Return on average equity from continuing operations	7.37%	6.01%	8.81%	8.60%	7.19%	136		18		7.67%	3.87%	380
Operating return on average equity from continuing operations(1)	6.94%	6.01%	8.81%	8.76%	4.57%	93		237		7.59%	4.32%	328
Operating return on average tangible equity from continuing operations(1)	9.36%	8.12%	12.03%	12.00%	6.32%	123		304		10.33%	6.02%	431
Cost of funds	0.56%	0.57%	0.66%	0.78%	0.93%	(1)		(37)		0.65%	1.01%	(36)
Net interest margin	3.00%	2.87%	2.80%	3.41%	3.58%	13		(58)		3.01%	3.35%	(34)
Gross loans to deposits	84.68%	82.46%	83.11%	88.95%	100.32%	2	pts	(16)	pts	84.68%	100.32%	(16)	pts
Efficiency ratio from continuing operations	68.68%	65.25%	71.24%	66.20%	59.75%	3		893		67.78%	63.72%	406
Operating efficiency ratio from continuing operations(1)	70.14%	65.25%	71.24%	65.47%	64.50%	5		564		67.96%	59.82%	814

Per Share Data:
Earnings per share from continuing operations - Basic	$ 0.31	$ 0.25	$ 0.36	$ 0.35	$ 0.29	24.00%		6.92%		$ 1.27	$ 0.61	108.20%
Earnings per share from discontinued operations - Basic	$ -	$ (0.09)	$ 0.06	$ 0.04	$ 0.08	(100.00)%		(100.00)		$ 0.01	$ 0.35	(97.14)
Earnings per share - Basic	$ 0.31	$ 0.16	$ 0.42	$ 0.40	$ 0.37	93.75%		(16.05)		$ 1.28	$ 0.96	33.33
Earnings per share from continuing operations - Diluted	$ 0.31	$ 0.25	$ 0.36	$ 0.34	$ 0.29	24.00		7.49		$ 1.26	$ 0.61	106.56
Earnings per share from discontinued operations - Diluted	$ -	$ (0.09)	$ 0.06	$ 0.04	$ 0.08	(100.00)		(100.00)		$ 0.01	$ 0.35	(97.14)
Earnings per share - Diluted	$ 0.31	$ 0.16	$ 0.42	$ 0.38	$ 0.37	93.75%		(15.61)		$ 1.27	$ 0.96	32.29
Book value per share	$ 16.76	$ 16.63	$ 16.59	$ 16.22	$ 16.03	0.78		4.55		$ 16.76	$ 16.03	4.55
Tangible book value per share(1)	$ 12.43	$ 12.28	$ 12.22	$ 11.84	$ 11.60	1.22		7.16		$ 12.43	$ 11.60	7.16
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.40	$ 0.40	-
Weighted average shares outstanding - Basic	24,476,569	24,474,104	24,450,916	24,349,884	24,272,312	0.01		0.84		24,438,309	24,239,481	0.82
Weighted average shares outstanding - Diluted	24,653,363	24,634,384	24,616,824	24,509,052	24,401,037	0.08		1.03		24,600,555	24,362,665	0.98
Shares outstanding at end of period	24,574,619	24,574,619	24,537,269	24,532,795	24,368,612	-%		0.85%		24,574,619	24,368,612	0.85%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.44%	0.47%	0.43%	0.41%	0.47%	(3)	bps	(3)	bps	0.44%	0.47%	(3)	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	(0.00%)	0.34%	(0.10%)	0.01%	0.13%	(35)		(14)		0.06%	0.07%	(1)
Allowance for credit losses to total loans	1.24%	1.31%	1.37%	1.46%	1.49%	(7)		(25)		1.24%	1.49%	(25)
Allowance for credit losses to total loans (excluding PPP loans)	1.29%	1.40%	1.52%	1.70%	1.71%	(11)		(43)		1.29%	1.71%	(42)

Capital Ratios:
Tangible common equity to tangible assets(1)	9.26%	9.02%	9.12%	9.01%	9.49%	24	bps	(22)	bps
Leverage ratio (2)	9.44%	9.15%	9.38%	9.61%	9.69%	29		(25)
Common equity tier 1 capital ratio (2)	13.89%	13.85%	13.77%	13.64%	13.05%	4		84
Tier 1 risk-based capital ratio (2)	14.35%	14.31%	14.23%	14.11%	13.52%	4		83
Total risk-based capital ratio(2)	19.57%	19.60%	19.52%	19.48%	19.58%	(3)		(1)

(1) See Reconciliation of Non-GAAP financial measures.
(2)December 31, 2021 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 4Q 2021 vs.

Condensed Consolidated Balance Sheets (unaudited)	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021	4Q 2020
Assets
Cash and cash equivalents	$ 530,167	$ 650,746	$ 620,839	$ 480,280	$ 196,185	(18.53)%	170.24%
Investment securities-available for sale	271,332	206,821	201,977	170,216	153,233	31.19	77.07
Investment securities-held to maturity	22,940	26,412	28,669	33,180	40,721	(13.15)	(43.67)
Loans receivable, net of deferred fees	2,339,986	2,314,584	2,286,355	2,391,529	2,440,496	1.10	(4.12)
Allowance for credit losses	(29,105)	(30,386)	(31,265)	(34,893)	(36,345)	(4.22)	(19.92)
Net loans	2,310,881	2,284,198	2,255,090	2,356,636	2,404,151	1.17	(3.88)
Stock in Federal Reserve Bank and Federal Home Loan Bank	15,521	15,521	15,521	15,521	16,927	-	(8.31)
Investments in mortgage affiliate - held for sale	-	10,050	12,949	14,212	12,952	(100.00)	(100.00)
Preferred investment in mortgage affiliate	3,005	3,005	3,005	3,005	3,005	-	-
Bank premises and equipment, net	36,166	30,686	30,099	30,076	30,306	17.86	19.34
Operating lease right-of-use assets	5,866	6,331	6,386	6,947	7,511	(7.34)	(21.90)
Intangible assets	106,416	106,757	107,098	107,439	107,780	(0.32)	(1.27)
Bank-owned life insurance	66,724	66,336	65,949	65,569	65,409	0.58	2.01
Other real estate owned	1,163	1,312	1,274	2,255	3,078	(11.36)	(62.22)
Deferred tax assets, net	9,571	13,571	14,442	14,702	14,646	(29.47)	(34.65)
Accrued interest receivable	11,882	13,643	13,028	18,197	19,998	(12.91)	(40.58)
Other assets	13,071	17,028	18,825	12,235	12,771	(23.24)	2.35
Total assets	$ 3,404,705	$ 3,452,417	$ 3,395,151	$ 3,330,470	$ 3,088,673	(1.38)%	10.23%

Liabilities and stockholders' equity
Demand deposits	$ 530,282	$ 535,706	$ 525,244	$ 511,611	$ 440,674	(1.01)%	20.33%
NOW accounts	849,738	921,667	912,666	821,746	714,752	(7.80)	18.89
Money market accounts	799,759	758,259	714,759	713,968	603,318	5.47	32.56
Savings accounts	222,862	216,470	209,441	202,488	183,814	2.95	21.24
Time deposits	360,575	374,965	388,954	438,773	490,048	(3.84)	(26.42)
Total deposits	2,763,216	2,807,067	2,751,064	2,688,586	2,432,606	(1.56)	13.59
Securities sold under agreements to repurchase - short term	9,962	13,348	12,521	16,445	16,065	(25.37)	(37.99)
Federal Home Loan Bank advances	100,000	100,000	100,000	100,000	100,000	-	-
Subordinated notes	95,028	95,442	95,404	95,367	115,329	(0.43)	(17.60)
Operating lease liabilities	6,498	7,000	7,014	7,629	8,238	(7.17)	(21.12)
Other liabilities	18,120	20,931	22,208	24,457	25,881	(13.43)	(29.99)
Total liabilities	2,992,824	3,043,788	2,988,211	2,932,484	2,698,119	(1.67)	10.92
Stockholders' equity	411,881	408,629	406,940	397,986	390,554	0.80	5.46
Total liabilities and stockholders' equity	$ 3,404,705	$ 3,452,417	$ 3,395,151	$ 3,330,470	$ 3,088,673	(1.38)%	10.23%

Tangible common equity(1)	$ 305,465	$ 301,872	$ 299,842	$ 290,547	$ 282,774	1.19%	8.02%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 4Q 2021 vs.		For Twelve Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021	4Q 2020	4Q 2021	4Q 2020	YTD
Interest and dividend income	$ 28,503	$ 27,801	$ 26,631	$ 30,308	$ 31,919	2.53%	(10.70)%	$ 113,243	$ 117,779	(3.85)%
Interest expense	4,262	4,594	4,831	5,353	6,265	(7.23)	(31.97)	19,040	26,139	(27.16)
Net interest income	24,241	23,207	21,800	24,955	25,654	4.46	(5.51)	94,203	91,640	2.80
Provision for (recovery of) credit losses	(1,299)	1,085	(4,215)	(1,372)	3,101	(219.72)	(141.89)	(5,801)	19,450	(129.83)
Net interest income after provision for (recovery of) credit losses	25,540	22,122	26,015	26,327	22,553	15.45	13.24	100,004	72,190	38.53
Account maintenance and deposit service fees	1,865	1,843	1,784	1,817	1,700	1.19	9.71	7,309	6,520	12.10
Income from bank-owned life insurance	535	387	379	386	394	38.24	35.79	1,687	1,559	8.21
Gain on debt extinguishment	573	-	-	-	-	-	-	573	-	-
Realized losses on sales of investment securities	-	-	-	-	(620)	-	(100.00)	-	(620)	(100.00)
Recoveries on loans and securities charged-off prior to acquisition	52	481	224	79	3,793	(89.19)	(98.63)	836	6,500	(87.14)
Other	307	(26)	229	220	129	NM	137.98	730	703	3.84
Noninterest income	3,332	2,685	2,616	2,502	5,396	24.10	(38.25)	11,135	14,662	(24.06)
Employee compensation and benefits	9,527	9,032	8,810	9,372	9,211	5.48	3.43	36,741	36,675	0.18
Occupancy and equipment expenses	2,487	2,523	2,311	2,355	2,114	(1.43)	17.64	9,676	8,867	9.12
Amortization of core deposit intangible	342	341	341	341	341	0.29	0.29	1,365	1,364	0.07
Virginia franchise tax expense	733	732	759	675	613	0.14	19.58	2,899	2,457	17.99
Data processing expense	934	1,003	1,016	799	814	(6.88)	14.74	3,752	3,178	18.06
Telecommunication and communication expense	439	415	414	522	378	5.78	16.14	1,790	1,497	19.57
Net (gain) loss on other real estate owned	70	-	77	(60)	905	-	(92.27)	87	960	(90.94)
Professional fees	1,683	1,208	1,289	1,287	1,166	39.32	44.34	5,467	4,726	15.68
Other expenses	2,722	1,640	2,376	2,885	3,012	65.98	(9.63)	9,623	8,016	20.05
Noninterest expense	18,937	16,894	17,393	18,176	18,554	12.09	2.06	71,400	67,740	5.40
Income from continuing operations before income taxes	9,935	7,913	11,238	10,653	9,395	25.55	5.75	39,739	19,112	107.93
Income tax expense	2,284	1,702	2,434	2,301	2,358	34.20	(3.13)	8,721	4,228	106.27
Income from continuing operations	7,651	6,211	8,804	8,352	7,037	23.18	8.72	31,018	14,884	108.40
Income (loss) from discontinued operations before income taxes	-	(2,899)	1,878	1,315	2,571	(100.00)	(100.00)	294	10,789	(97.28)
Income tax expense (benefit)	-	(627)	407	284	645	(100.00)	(100.00)	64	2,386	(97.32)
Income (loss) from discontinued operations	-	(2,272)	1,471	1,031	1,926	(100.00)	(100.00)	230	8,403	(97.26)
Net income	$ 7,651	$ 3,939	$ 10,275	$ 9,383	$ 8,963	94.24%	(14.64)%	$ 31,248	$ 23,287	34.19%

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 4Q 2021 vs.

Loan Portfolio Composition	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021	4Q 2020
Loans secured by real estate:
Commercial real estate - owner occupied	$ 389,109	$ 421,940	$ 417,489	$ 421,666	$ 436,338	(7.78)%	(10.82)%
Commercial real estate - non-owner occupied	590,523	631,423	563,114	567,945	602,191	(6.48)	(1.94)
Secured by farmland	10,003	10,721	11,861	12,351	13,136	(6.70)	(23.85)
Construction and land development	121,520	109,763	109,719	104,661	103,401	10.71	17.52
Residential 1-4 family	548,830	531,556	516,475	515,518	559,299	3.25	(1.87)
Multi-family residential	164,071	153,310	130,221	136,914	107,130	7.02	53.15
Home equity lines of credit	73,877	75,775	80,262	85,160	91,857	(2.50)	(19.57)
Total real estate loans	1,897,933	1,934,488	1,829,141	1,844,215	1,913,352	(1.89)	(0.81)

Commercial loans	303,697	203,243	194,610	188,050	189,622	49.43	60.16
Paycheck Protection Program loans	77,319	140,465	234,315	335,210	314,982	(44.95)	(75.45)
Consumer loans	61,037	36,388	28,289	24,054	22,540	67.74	170.79
Loans receivable, net of deferred fees	$ 2,339,986	$ 2,314,584	$ 2,286,355	$ 2,391,529	$ 2,440,496	1.10%	(4.12)%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ -	$ 533,287	-%	(100.00)%
Pass Grade 1 - Highest Quality	641	789	1,054	955	778	(18.76)	(17.61)
Pass Grade 2 - Good Quality	103,496	153,834	247,664	348,836	332,251	(32.72)	(68.85)
Pass Grade 3 - Satisfactory Quality	1,327,718	1,248,233	1,142,784	1,110,453	627,270	6.37	111.67
Pass Grade 4 - Pass	836,610	841,451	823,866	853,234	872,604	(0.58)	(4.12)
Pass Grade 5 - Special Mention	31,112	25,008	29,844	33,661	29,809	24.41	4.37
Grade 6 - Substandard	40,409	45,269	39,613	44,390	44,497	(10.74)	(9.19)
Grade 7 - Doubtful	-	-	1,530	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,339,986	$ 2,314,584	$ 2,286,355	$ 2,391,529	$ 2,440,496	1.10%	(4.12)%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020
Allowance for Credit Losses:
Balance at beginning of period	$ (30,386)	$ (31,265)	$ (34,893)	$ (36,345)	$ (25,779)
Adoption of CECL	-	-	-	-	(8,292)
(Provision for) / recovery of allowance for credit losses	1,299	(1,085)	4,215	1,372	(3,101)
Net charge-offs	(18)	1,964	(587)	80	827
Ending balance	$ (29,105)	$ (30,386)	$ (31,265)	$ (34,893)	$ (36,345)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,129)	$ (1,599)	$ (1,450)	$ (740)	$ (55)
Adoption of CECL	-	-	-	-	(305)
(Expense for) / recovery of unfunded loan commitment reserve	152	470	(149)	(710)	(380)
Total Reserve for Unfunded Commitments	$ (977)	$ (1,129)	$ (1,599)	$ (1,450)	$ (740)

	As Of:					Variance - 4Q 2021 vs.

Non-Performing Assets:	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021	4Q 2020
Nonaccrual loans	$ 15,029	$ 18,352	$ 14,604	$ 14,251	$ 14,462	(18.11)%	3.92%
Accruing loans delinquent 90 days or more	283	-	-	-	-	-	-
Total non-performing loans	15,312	18,352	14,604	14,251	14,462	(16.56)	5.88
Other real estate owned	1,163	1,312	1,274	2,255	3,078	(11.36)	(62.22)
Total non-performing assets	$ 16,475	$ 19,664	$ 15,878	$ 16,506	$ 17,540	(16.22)	(6.07)
SBA guaranteed portion of non-performing loans	$ 1,388	$ 3,361	$ 1,380	$ 2,960	$ 3,076	(58.70)	(54.88)

Troubled debt restructuring	$ 3,401	$ 3,710	$ 2,766	$ 2,804	$ 987	(8.33)	244.6
Loans deferred under COVID-19 modifications	$ -	$ 6,985	$ 25,977	$ 112,834	$ 122,010	(100.00)%	(100.00)%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Twelve Months Ended:		Variance

Average Balance Sheet	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2021		4Q 2020		4Q 2021	4Q 2020	YTD
Assets
Loans, net of deferred fees	$ 2,317,260	$ 2,291,945	$ 2,327,162	$ 2,436,713	$ 2,497,259	1.10%		(7.21)%		$ 2,342,802	$ 2,400,896	(2.42)%
Investment securities	258,265	229,906	215,713	193,364	204,968	12.34		26.00		224,505	217,932	3.02
Other earning assets	632,841	689,084	577,939	339,480	147,014	(8.16)		NM		560,994	114,275	NM
Total earning assets	3,208,366	3,210,935	3,120,814	2,969,557	2,849,241	(0.08)		12.60		3,128,301	2,733,103	14.46
Investment in STM - Held for sale	9,941	12,621	12,728	12,629	12,168					11,974	12,168
Other assets	229,718	230,116	226,836	228,108	240,063	(0.17)		(4.31)		228,703	240,867	(5.05)
Total assets	$ 3,448,025	$ 3,453,672	$ 3,360,378	$ 3,210,294	$ 3,101,472	(0.16)%		11.17%		$ 3,368,978	$ 2,986,138	12.82%

Liabilities and stockholders' equity
Demand deposits	$ 547,504	$ 547,500	$ 516,877	$ 477,812	$ 459,830	0.00%		19.07%		$ 522,683	$ 416,249	25.57%
Interest-bearing liabilities:
NOW and other demand accounts	878,652	920,203	867,499	773,768	688,125	(4.52)		27.69		860,482	481,470	78.72
Money market accounts	784,942	744,280	719,925	653,443	569,223	5.46		37.90		726,059	508,260	42.85
Savings accounts	219,823	213,859	206,507	192,252	182,434	2.79		20.49		208,202	167,567	24.25
Time deposits	368,603	380,233	409,247	465,945	525,607	(3.06)		(29.87)		405,670	645,123	(37.12)
Total Deposits	2,799,524	2,806,075	2,720,055	2,563,219	2,425,219	(0.23)		15.43		2,723,096	2,218,669	22.74
Borrowings	216,010	215,670	217,890	226,398	260,493	0.16		(17.08)		218,955	358,087	(38.85)
Total Funding	3,015,534	3,021,745	2,937,945	2,789,617	2,685,712	(0.21)		12.28		2,942,051	2,576,756	14.18
Other Liabilities	20,612	21,718	21,628	25,539	26,588	(5.09)		(22.48)		22,358	24,693	(9.46)
Stockholders' equity	411,879	410,209	400,805	395,138	389,172	0.41		5.83		404,569	384,689	5.17
Total liabilities and stockholders' equity	$ 3,448,025	$ 3,453,672	$ 3,360,378	$ 3,210,294	$ 3,101,472	(0.16)%		11.17%		$ 3,368,978	$ 2,986,138	12.82%

Memo: Average PPP loans	$ 102,078	$ 191,504	$ 294,019	$ 333,145	$ 332,080	(46.70)%		(69.26)%		$ 229,447	$ 215,770	6.34%

Net Interest Income
Loans	$ 26,701	$ 26,181	$ 25,182	$ 28,957	$ 30,596	1.99%		(12.73)%		$ 107,021	$ 111,647	(4.14)%
Investment securities	1,242	1,083	1,073	1,042	993	14.68		25.08		4,440	4,730	(6.13)
Other earning assets	560	537	376	309	330	4.28		69.70		1,782	1,402	27.10
Total Earning Assets	28,503	27,801	26,631	30,308	31,919	2.53		(10.70)		113,243	117,779	(3.85)

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	832	1,062	1,022	1,093	1,167	(21.66)		(28.71)		4,010	3,505	14.41
Money market accounts	952	1,056	1,153	1,085	984	(9.85)		(3.25)		4,246	4,188	1.38
Savings accounts	154	165	157	142	137	(6.67)		12.41		618	490	26.12
Time deposits	809	877	1,057	1,496	2,038	(7.75)		(60.30)		4,238	12,149	(65.12)
Total Deposit Costs	2,747	3,160	3,389	3,816	4,326	(13.07)		(36.50)		13,112	20,332	(35.51)

Other Borrowings	1,515	1,434	1,442	1,537	1,939	5.65		(21.87)		5,928	5,807	2.08
Total Funding Costs	4,262	4,594	4,831	5,353	6,265	(7.23)		(31.97)		19,040	26,139	(27.16)

Net Interest Income	$ 24,241	$ 23,207	$ 21,800	$ 24,955	$ 25,654	4.46%		(5.51)%		$ 94,203	$ 91,640	2.80%

Memo: SBA PPP loan interest and fee income	$ 2,503	$ 3,146	$ 2,559	$ 5,778	$ 5,725	(20.44)%		(56.28)%		$ 13,985	$ 8,470	65.11%
Memo: SBA PPP loan funding costs	$ 90	$ 169	$ 257	$ 288	$ 498	(46.75)%		(81.93)%		$ 803	$ 756	6.22%

Net Interest Margin
Loans	4.57%	4.53%	4.34%	4.82%	4.87%	4	bps	(30)	bps	4.57%	4.65%	(8)	bps
Investments	1.91%	1.87%	2.00%	2.19%	1.93%	4		(2)		1.98%	2.17%	(19)
Other Earning Assets	0.35%	0.31%	0.26%	0.37%	0.89%	4		(54)		0.32%	1.23%	(91)
Total Earning Assets	3.52%	3.44%	3.42%	4.14%	4.46%	8		(94)		3.62%	4.31%	(69)
												-
NOW	0.38%	0.46%	0.47%	0.57%	0.67%	(8)		(29)		0.47%	0.73%	(26)
MMDA	0.48%	0.56%	0.64%	0.67%	0.69%	(8)		(21)		0.58%	0.82%	(24)
Savings	0.28%	0.31%	0.30%	0.30%	0.30%	(3)		(2)		0.30%	0.29%	1
CDs	0.87%	0.92%	1.04%	1.30%	1.54%	(5)		(67)		1.04%	1.88%	(84)
Cost of Interest Bearing Deposits	0.48%	0.56%	0.62%	0.74%	0.88%	(8)		(40)		0.60%	1.13%	(53)
Cost of Deposits	0.39%	0.45%	0.50%	0.60%	0.71%	(6)		(32)		0.48%	0.92%	(44)
												-
Other Funding	2.78%	2.64%	2.65%	2.75%	2.96%	14		(18)		2.71%	1.62%	109
Total Cost of Funds	0.56%	0.57%	0.66%	0.78%	0.93%	(1)		(37)		0.65%	1.01%	(36)

Net Interest Margin	3.00%	2.87%	2.80%	3.41%	3.58%	13		(58)		3.01%	3.35%	(34)
Net Interest Spread	2.96%	2.83%	2.76%	3.36%	3.53%	13		(57)		2.97%	3.29%	(32)

Memo: Excluding SBA PPP loans
Loans	4.33%	4.35%	4.46%	4.47%	4.57%	(2)	bps	(24)	bps	4.40%	4.72%	(32)	bps
Total Earning Assets	3.32%	3.24%	3.42%	3.77%	4.14%	8		(82)		3.42%	4.34%	(92)
Net Interest Margin*	2.79%	2.66%	2.77%	2.99%	3.23%	13		(44)		2.79%	3.33%	(54)

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Twelve Months Ended:

Reconciliation of Non-GAAP items:	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	4Q 2021	4Q 2020
Net income from continuing operations	$ 7,651	$ 6,211	$ 8,804	$ 8,352	$ 7,037	$ 31,018	$ 14,884
Non-GAAP adjustments to Net Income from continuing operations:
Management Restructure / Recruiting	-	-	-	200	843	200	5,742
Branch Closures	-	-	-	-	-	-	479
(Gain or recovery) / loss on securities	-	-	-	-	(2,964)	-	(2,964)
Brand Initative / Renaming	-	-	-	-	1,000	-	1,000
Extraordinary PPP income and expense	-	-	-	-	(2,177)	-	(2,177)
(Gain) on debt extinguishment	(573)	-	-	-	-	(573)	-
Income tax effect	124	-	-	(43)	729	81	(347)
Net Income from continuing operations adjusted for nonrecurring income and expenses	$ 7,202	$ 6,211	$ 8,804	$ 8,509	$ 4,468	$ 30,726	$ 16,617

Net income from continuing operations	$ 7,651	$ 6,211	$ 8,804	$ 8,352	$ 7,037	$ 31,018	$ 14,884
Income tax expense	2,284	1,702	2,434	2,301	2,358	8,721	4,228
Provision for credit losses (incl. unfunded commitment expense)	(1,451)	615	(4,066)	(661)	3,481	(5,801)	19,450
Pre-tax pre-provision earnings from continuing operations	$ 8,484	$ 8,528	$ 7,172	$ 9,992	$ 12,876	$ 33,938	$ 38,562
Effect of adjustment for nonrecurring income and expenses	(573)	-	-	200	(3,298)	(373)	2,080
Pre-tax pre-provision operating earnings from continuing operations	$ 7,911	$ 8,528	$ 7,172	$ 10,192	$ 9,578	$ 33,565	$ 40,642

Return on average assets from continuing operations	0.88%	0.72%	1.05%	1.06%	0.91%	0.92%	0.50%
Effect of adjustment for nonrecurring income and expenses	(0.05%)	0.00%	0.00%	0.02%	(0.33%)	(0.01%)	0.06%
Operating return on average assets from continuing operations	0.83%	0.72%	1.05%	1.08%	0.58%	0.92%	0.56%

Return on average assets from continuing operations	0.88%	0.72%	1.05%	1.06%	0.91%	0.92%	0.50%
Effect of tax expense	0.26%	0.20%	0.29%	0.29%	0.30%	0.26%	0.14%
Effect of provision for credit losses	(0.17%)	0.07%	(0.49%)	(0.08%)	0.45%	(0.17%)	0.65%
Pre-tax pre-provision return on average assets from continuing operations	0.98%	0.98%	0.86%	1.27%	1.66%	1.01%	1.30%
Effect of adjustment for nonrecurring income and expenses	(0.07%)	0.00%	0.00%	0.03%	(0.42%)	(0.01%)	0.07%
Pre-tax pre-provision operating return on average assets from continuing operations	0.91%	0.98%	0.86%	1.30%	1.23%	1.00%	1.37%

Return on average equity from continuing operations	7.37%	6.01%	8.81%	8.60%	7.19%	7.67%	3.87%
Effect of adjustment for nonrecurring income and expenses	(0.43%)	0.00%	0.00%	0.16%	(2.63%)	(0.07%)	0.45%
Operating return on average equity from continuing operations	6.94%	6.01%	8.81%	8.76%	4.57%	7.59%	4.32%
Effect of goodwill and other intangible assets	2.42%	2.11%	3.22%	3.24%	1.75%	2.73%	1.70%
Operating return on average tangible equity from continuing operations	9.36%	8.12%	12.03%	12.00%	6.32%	10.33%	6.02%

Efficiency ratio from continuing operations	68.68%	65.25%	71.24%	66.20%	59.75%	67.78%	63.72%
Effect of adjustment for nonrecurring income and expenses	1.46%	0.00%	0.00%	(0.73%)	4.74%	0.18%	(3.90%)
Operating efficiency ratio from continuing operations	70.14%	65.25%	71.24%	65.47%	64.50%	67.96%	59.82%

Book value per share	$ 16.76	$ 16.63	$ 16.59	$ 16.22	$ 16.03	$ 16.76	$ 16.03
Effect of goodwill and other intangible assets	(4.34)	(4.35)	(4.37)	(4.38)	(4.43)	(4.33)	(4.42)
Tangible book value per share	$ 12.43	$ 12.28	$ 12.22	$ 11.84	$ 11.60	$ 12.43	$ 11.60

Stockholders' equity	$ 411,881	$ 408,629	$ 406,940	$ 397,986	$ 390,554	$ 411,881	$ 390,554
Less goodwill and other intangible assets	(106,416)	(106,757)	(107,098)	(107,439)	(107,780)	(106,416)	(107,780)
Tangible common equity	$ 305,465	$ 301,872	$ 299,842	$ 290,547	$ 282,774	$ 305,465	$ 282,774

Equity to assets	12.10%	11.84%	11.99%	11.95%	12.64%	12.10%	12.64%
Effect of goodwill and other intangible assets	(2.84%)	(2.81%)	(2.87%)	(2.94%)	(3.16%)	(2.84%)	(3.16%)
Tangible common equity to tangible assets	9.26%	9.02%	9.12%	9.01%	9.49%	9.26%	9.49%

Net interest margin	3.00%	2.87%	2.80%	3.41%	3.58%	3.01%	3.35%
Effect of adjustment for PPP associated balances*	(0.21%)	(0.21%)	(0.03%)	(0.42%)	(0.35%)	(0.22%)	(0.02%)
Net interest margin excluding PPP	2.79%	2.66%	2.77%	2.99%	3.23%	2.79%	3.33%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods